Exhibit 10.8


                         FINANCIAL CONSULTING AGREEMENT


     THIS AGREEMENT (the "Agreement") is made effective as of January 15, 2000 between ROBERT LEREA, maintaining an office at 22 Inverness Drive, New City, New York 10956 (hereinafter the "Consultant") and SHOPOVERSEAS.COM, Inc. maintaining an office at 4706 18th Ave. Brooklyn, New York 11204 (hereinafter the "Company").

                                R E C I T A L S:

     A. Consultant is engaged in and has considerable experience and business contacts.

     B. Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's contacts, and relationships to facilitate Company's business development. Company is therefore willing to engage Consultant upon the terms and conditions herein contained.

     C. Consultant agrees to be engaged and retained by Company upon said terms and conditions.

     NOW, THEREFORE, in consideration of the recitals, promises, and conditions set forth in this Agreement, the Company and the Consultant hereby agree as follows:

     1. Services. The Company hereby retains Consultant to assist the company in forming strategic alliances with prospective contacts of Consultant with public and private companies, and to render such advice, consultation and information to the Board of Directors, officers or agents and employees of the Company regarding alliances, affiliations and business relationships. The Consultant shall exercise its best efforts in introducing company to contacts that will promote the business development of the Company.

     2. Term. The term of this Agreement shall be for a period of twelve (12) months commencing January 15, 2000 unless terminated for cause prior to the end date.

     3. Compensation. Company hereby agrees to compensate Consultant in the amount of Twenty Nine Thousand Three Hundred Seventy Five Dollars ($29,375.00) payable no later than January 30, 2000. Additionally, Consultant shall receive 10% as a finder fee for referrals of accredited investors subscribing to the Company's private placement of its Series C. Compensation shall be payable to the coordinates to be provided by Consultant, via wire transfer.



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     4.   Relationship of Parties. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as an agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant shall constitute earnings to Consultant from self-employment income. Company shall not withhold any amounts there from as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

     5. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries, and affiliates.


     6. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the State of New York.

     7. Assignment. Any attempt by either party to assign any rights, duties, or obligations which arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

     8. Litigation Expenses. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which it may be entitled.

     9. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing above. Either party may change its address by written notice made in accordance with this section.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SHOPOVERSEAS.COM                          ROBERT LEREA
("Company")                               ("Consultant")


By:______________________________         _______________________________